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                                                                    EXHIBIT 23.1

                                                CONSENT OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements Nos. 33-72130, 33-58362,333-3846 and 333-35215 of Genta Incorporated on Form S-3
and Registration Statement Nos. 33-85887, 333-94181 and 333-94185 of Genta Incorporated on Form S-8 of our report dated February 2, 2000 with respect to the consolidated financial statements of Genta Incorporated and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 1999.



DELOITTE & TOUCHE  LLP

Boston, Massachusetts
March 27, 2000